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                                                              Exhibit 99.1

     SPECTRUM SCIENCES EXECUTES "SAFERANGE" LICENSING AGREEMENT WITH GERMAN
                                   GOVERNMENT

                                    ---------

     $150,000 CONTRACT REAFFIRMS INTERNATIONAL MARKET FOR COMPANY'S SERVICES

FORT WALTON BEACH, FL - January 23, 2004/PRNewswire - Spectrum Sciences & Software Holdings Corp. (OTC BB: SPSC), highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government initiatives, today announced the execution of a SafeRange licensing agreement for its Engineering and Information Technology division. The site license agreement is with the German Air Force.

"As the United States and our allies continue to ramp up in the war against terrorism, we anticipate significant growth in our Engineering and Technology Division," stated Don Garrison, chief operating officer of Spectrum. "We believe that contracts with major foreign governments validate the quality and scope of our services. We have successfully increased the market for our SafeRange Software products through licensing to allied nations, and continue to see sales bolstered by world events and the post-9/11 environment. The Engineering and Technology Division is well-positioned to take advantage of these opportunities and fully expects to make additional sales to allied nations in the near future as we continue to aggressively execute our strategic vision."

THE SAFERANGE PROGRAM

Spectrum's SafeRange Program provides a unique planning tool for military training, allowing analysts to critically manage military information using satellite imagery through the generation of Weapon Safety Footprint areas. In addition, airspace managers can visualize airspace data information to affect the design, development, display and other parameters in the measurement and storage of complex airspace displays and database information.

ABOUT SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Spectrum Sciences & Software Holdings Corp. is highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government initiatives. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 130 employees. Primary markets include engineering services, operation, maintenance, information technology and manufacturing. Spectrum provides and maintains Software Model Development and Safety Footprint Development to the United States Air Force, the United States Army, the United States Navy and many of our allied nations. Spectrum also operates and manages the largest air-to-ground bombing range in the United States, located in Gila Bend, Arizona. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. The company's manufacturing division is ISO 9001/2000-qualified and provides a broad array of services for both commercial and Department of Defense customers. The company has, or has had, contracts with the United States Air Force, including the Air Combat Command
(ACC), the Air Force Reserve Command (AFRC); the Air Force Special Operations Command (AFSOC); the Air National Guard (ANG); the Department of Navy, including United States Navy (USN); United States Marine Corps (USMC); the Royal Australian Air Force (RAAF); the Royal Air Force (RAF) and the German Air Force
(GAF). To find out more about Spectrum, visit our website at www.specsci.com.


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FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For Investor Relations questions contact: Steve Cook, (steve.cook@specsci.com) 800-368-5278 ext 44.